Exhibit 23.3

CONSENT OF AUSENCO ENGINEERING CANADA INC.

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-3 (No. 333-234164) (the “Registration Statement”) of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statement and to any prospectuses or prospectus supplements thereto, of references to the Ausenco Engineering Canada Inc.’s name and to the use of, or the incorporation by reference of, the technical report titled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated effective February 20, 2018 and released April 6, 2018 (the “Technical Report”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: October 30, 2019
Ausenco Engineering Canada Inc.

/s/ Paul Staples
Name: Paul Staples